Exhibit 2.8
FOURTH AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER
This Fourth Amendment to the Amended and Restated Agreement and Plan of Merger (this “Amendment”) is dated as of September 7, 2017, among Royale Energy, Inc., a California corporation (“Royale”), Royale Energy Holdings, Inc., a Delaware corporation (“Parent”), Royale Merger Sub, Inc., a California corporation and a direct, wholly owned Subsidiary of Parent (“Royale Merger Sub”), Matrix Merger Sub, Inc., a California corporation and a direct, wholly-owned Subsidiary of Parent (“Matrix Merger Sub”), and Matrix Oil Management Corporation, a California corporation (“Matrix” and, together with Matrix Merger Sub, Royale and Royale Merger Sub, the “Constituent Corporations”), and amends that certain Agreement and Plan of Merger made as of November 30, 2016, among Royale, Parent, Royale Merger Sub, Matrix Merger Sub and Matrix (as amended and restated as of December 31, 2016, the “Merger Agreement”).  Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Merger Agreement. Royale, Parent, Royale Merger Sub, Matrix Merger Sub and Matrix are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”
WHEREAS, the Parties desire to modify the Merger Agreement on the terms herein.
NOW, THEREFORE, in consideration of the premises and mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:
ARTICLE I
 AMENDMENTS
Section 1.1          Outside Date.          Section 9.01(b)(ii) of the Merger Agreement is deleted in its entirety and replaced with the following:
“(ii)          any of the conditions set forth in Section 8.01 or Section 8.02 shall not have been fulfilled by December 31, 2017 (the “Outside Date”), or if it becomes impossible or extremely unlikely for any such conditions to be fulfilled by the Outside Date, unless such failure shall be due to the failure of the Royale Parties to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;”
Section 1.2          Section 3.04(b) of the Merger Agreement is deleted in its entirety.
Section 1.3          Section 6.15 of the Merger Agreement is deleted in its entirety.
ARTICLE II
MISCELLANEOUS

Section 2.1          No Further Amendments. Except as expressly set forth in this Amendment, the Merger Agreement is hereby ratified and confirmed in accordance with its terms.

Section 2.2          Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
Section 2.3          Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Any Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Amendment in the presence of the other Party.  No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.
[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.
MATRIX OIL MANAGEMENT CORPORATION

By: /s/ Johnny Jordan
Name: Johnny Jordan
Title:   Vice President

ROYALE ENERGY, INC.

By: /s/ Jonathan Gregory
Name: Jonathan Gregory
Title:   CEO

ROYALE ENERGY HOLDINGS, INC.

By: /s/ Jonathan Gregory
Name: Jonathan Gregory
Title:   CEO

ROYALE MERGER SUB, INC.

By: /s/ Jonathan Gregory
Name: Jonathan Gregory
Title:   CEO

MATRIX MERGER SUB, INC.

By: /s/ Jonathan Gregory
Name: Jonathan Gregory
Title:   CEO